                                                                     EXHIBIT 4.1




                                                                [CONFORMED COPY]


================================================================================


                       SYBRON INTERNATIONAL CORPORATION,
                               ORMCO CORPORATION,
                               KERR CORPORATION,
                     NALGE NUNC INTERNATIONAL CORPORATION,
                            ERIE SCIENTIFIC COMPANY
                                      and
                        BARNSTEAD THERMOLYNE CORPORATION


                         ------------------------------


                                  $900,000,000
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                           Dated as of April 25, 1997

              (Amending and Restating the $550,000,000 Amended and
            Restated Credit Agreement, dated as of July 31, 1995, as
           amended by the First Amendment, dated as of July 9, 1996)


                         ------------------------------



                             CHASE SECURITIES INC.,
                                  as Arranger

                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent


================================================================================

                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 25, 1997 (amending and restating the $550,000,000 Amended and Restated Credit Agreement, dated as of July 31, 1995, as amended by the First Amendment, dated as of July 9, 1996 (the "First Amendment")), among Sybron International Corporation, a Wisconsin corporation (the "Parent"), Ormco Corporation, a Delaware corporation ("Ormco"), Kerr Corporation, a Delaware corporation ("Kerr"), Nalge Nunc International Corporation, a Delaware corporation ("NNI"), Erie Scientific Company, a Delaware corporation ("Erie"), Barnstead Thermolyne Corporation, a Delaware corporation ("Barnstead"; Ormco, Kerr, NNI, Erie and Barnstead are collectively referred to herein as the "Subsidiary Borrowers" and together with the Parent, the "Borrowers"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"), Chase Securities Inc. (formerly known as Chemical Securities Inc.), as Arranger, and The Chase Manhattan Bank (formerly known as Chemical Bank), a New York banking corporation, as administrative agent for the Lenders thereunder (in such capacity, the "Administrative Agent").




                             W I T N E S S E T H :

                 WHEREAS, pursuant to the $550,000,000 Amended and Restated Credit Agreement, dated as of July 31, 1995 (as amended by the First Amendment, the "Existing Credit Agreement"), among the Borrowers, the Lenders, the Arranger and the Administrative Agent, the Lenders parties thereto have agreed to extend credit to the Borrowers;

                 WHEREAS, the Borrowers have requested that the Existing Credit Agreement be amended and restated as hereinafter provided to, inter alia, extend new Term Loans to the Subsidiary Borrowers in an aggregate principal amount equal to the principal amount of the Term Loans extended under the Existing Credit Agreement that has amortized to date and to increase the Aggregate Revolving Credit Commitment from $300,000,000 to $600,000,000;

                 WHEREAS, the Subsidiary Borrowers will use the proceeds of the Term Loans to finance the general corporate needs of the Parent and its Subsidiaries, including permitted acquisitions (including the Remel Acquisition, as defined herein), to refinance existing indebtedness and to pay fees and other expenses related thereto;

                 WHEREAS the Revolving Credit Borrowers will use the proceeds of the Revolving Credit Loans and the Swing Line Loans to finance the working capital needs of the Parent and its Subsidiaries and for general corporate purposes, including permitted acquisitions (including the Remel Acquisition); and

                 WHEREAS, the Lenders, the Arranger and the Administrative Agent are willing to agree to such amendment and restatement;

                 NOW, THEREFORE, the parties hereto hereby agree that on the Amendment and Restatement Effective Date (as defined below) the Existing Credit Agreement will be amended and restated in its entirety as follows:

                          SUBSECTIONS 1.1 THROUGH 11.8

                 Subsections 1.1 through 11.8 of the Existing Credit Agreement, in each case with their respective existing subsection and Section designations, are hereby incorporated herein by reference as if set forth in full herein, except that, for purposes of such incorporation by reference:

         1. Amendments to Section 1. Subsection 1.1 of the Existing Credit Agreement shall be deemed amended by deleting the definitions of "Acquisition Documentation", "Aggregate Revolving Credit Commitment", "Agreement", "Applicable Level", "Applicable Margin", "Consolidated Adjusted Operating Profit", "Excepted Indebtedness", "Leverage Ratio", "Parent Pledge Agreement", "QFL Notes", "QFL Revolving Credit Note", "QFL Term Note", "Revolving Credit Note", "Subsidiaries Guarantee", "Subsidiaries Pledge Agreement" and "Term Note" in their entirety and inserting the following definitions in alphabetical order:

                 "`Acquisition Documentation': (i) the Purchase Agreement dated as of March 14, 1997 among Remel, Regional Media Laboratories, Inc., Riverside/Remel Limited Partnership, Eriquez Family Partnership, L.P., Riverside Partners, Inc. and Robert V. Taylor, as Trustee of the Mary Beth Moorman Trust, Ruth Ann Moorman Trust, Megan Dayl Moorman Trust and Marsha Kay Moorman Trust, as the same may be amended, supplemented or otherwise modified from time to time and (ii) all other material documentation executed and delivered in connection therewith.

                 `Aggregate Revolving Credit Commitment': shall mean $600,000,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

                 `Agreement': this Second Amended and Restated Credit Agreement, as amended, supplemented or modified from time to time.

                 `Amendment and Restatement Effective Date': the date on which each of the conditions precedent specified in subsection 5.3 shall have been satisfied.

                 `Applicable Level': means, as of any day, Level 1, Level 2, Level 3 or Level 4 as set forth below, whichever is applicable on such day, with each new Level to take effect when the Parent delivers (i) in the case of the first three fiscal quarters of the Parent in any fiscal year, the certificate of a Responsible Officer required by subsection 6.2(d) indicating the Parent's Leverage Ratio for the period of four full fiscal quarters of the Parent ending on the last day of such quarter and the quarterly financial statements of the Parent and its consolidated Subsidiaries for such quarter pursuant to subsection 6.1(b) and (ii) in the case of the last fiscal quarter of the Parent in any fiscal year, the certificate of a Responsible Officer required by subsection 6.2(d) indicating the Parent's Leverage Ratio for the period of four full fiscal quarters of the Parent ending on the last day of such quarter and the financial statements of the Parent and its consolidated Subsidiaries pursuant to subsection 6.1(a) (provided that in no event shall a change in the Applicable Level become effective earlier than 30 days after the last day of such period of four full fiscal quarters of the Parent):

                                                       Leverage Ratio
                                                       --------------
                          Level 1                  Less than or equal to
                                                   2.0 to 1.0

                          Level 2                  Equal to or less than
                                                   2.5 to 1.0, but greater
                                                   than 2.0 to 1.0

                          Level 3                  Equal to or less than
                                                   3.25 to 1.0, but greater
                                                   than 2.5 to 1.0

                          Level 4                  Greater than 3.25
                                                   to 1.0

         provided, however, that, (x) in the event that the financial statements required to be delivered pursuant to subsection 6.1(a) or 6.1(b) or the certificate required by subsection 6.2(d) are not delivered when due, then during the period from the date upon which such financial statements and certificate were required to be delivered until the date upon which they actually are delivered, the Applicable Level shall be deemed to be Level 4 and (y) in the event that the financial statements required to be delivered pursuant to subsection 6.1(a), when delivered pursuant to such subsection, indicate an Applicable Level that is lower or higher than the Applicable Level determined in accordance with the Responsible Officer's certificate delivered following the period of four full fiscal quarters of the Parent immediately preceding such day, then the Applicable Level shall be deemed to have been the Level determined in accordance with such financial statements for the period from the date of delivery of such Responsible Officer's certificate until the date of delivery of such financial statements and, thereafter until the next determination of an Applicable Level, shall be the Applicable Level determined in accordance with such financial statements.

                 `Applicable Margin': for each Eurodollar Loan (a) during the period from the Amendment and Restatement Effective Date to the date on which the financial statements of the Parent and its Subsidiaries are delivered to each Lender pursuant to subsection 6.1(b) with respect to the fiscal quarter of the Parent ending June 30,

         1997, .75% per annum or, at any time after such financial statements are required to be delivered pursuant to such subsection and are not so delivered, .875% per annum and (b) for each day after such delivery, the rate per annum set forth below opposite the Applicable Level in effect on such day:

                          Applicable Level                   Rate
                          ----------------                   ----
                          Level 1                           .5%
                          Level 2                           .625%
                          Level 3                           .75%
                          Level 4                           .875%

                 `Consolidated Adjusted Operating Profit': for any period, Consolidated Net Income for such period before deduction of any applicable income taxes and excluding (i) any extraordinary items of gain or loss and (ii) gain or loss from discontinued operations (classified under GAAP), plus Consolidated Interest Expense for such period, plus depreciation and amortization expenses for such period, to the extent the same are deducted from net revenues in determining Consolidated Net Income for such period.

                 `Excepted Indebtedness': the Indebtedness of the Parent or any of its Subsidiaries permitted to exist pursuant to subsection 7.2 (other than subsection 7.2(g)).

                 `Leverage Ratio': on the date of any determination thereof, the ratio of Consolidated Funded Indebtedness on such date to Consolidated Adjusted Operating Profit for the four full fiscal quarters ending on such date; provided that for purposes of calculating Consolidated Adjusted Operating Profit for any period of four full fiscal quarters, the Consolidated Adjusted Operating Profit of any Person acquired during such period shall be included on a pro forma basis for such period of four full fiscal quarters (assuming the consummation of each such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period of four full fiscal quarters and assuming only such cost reductions as are related to such acquisition and are immediately realizable as of the date of such acquisition). For purposes of this calculation, Consolidated Adjusted Operating Profit of any such Person acquired during such period shall be derived from a certificate, in form and substance satisfactory to the Administrative Agent, of a duly authorized financial officer of the Parent setting forth such Consolidated Adjusted Operating Profit.

                 `NNI':  as defined in the preamble to this Agreement.

                 `Parent Pledge Agreement': the Second Amended and Restated Parent Pledge Agreement to be executed and delivered by the Parent, substantially in the form of Exhibit D to this Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                 `Remel': Remel Inc. (formerly known as Remel Acquisition Co.), a Wisconsin corporation and a direct Subsidiary of Erie.

                 `Remel Acquisition': the acquisition of all of the ownership interests of Remel Limited Partnership and affiliates by Remel.

                 `Revolving Credit Note':  as defined in subsection 2.2.

                 `Subordinated Indebtedness': any unsecured Indebtedness of the Parent or any of its Subsidiaries (a) no part of the principal of which is stated to be payable or is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the Termination Date, and the payment of the principal of and any interest on which and other obligations of the Parent and the Subsidiary Borrowers in respect thereof are subordinated to the prior payment in full of the principal of and interest (including post-petition interest) on the Notes and all other obligations and liabilities of the Parent and the Subsidiary Borrowers to the Agent and the Lenders hereunder on terms and conditions first approved in writing by the Majority Lenders and (b) otherwise containing terms, covenants and conditions satisfactory in form and substance to the Majority Lenders, as evidenced by their prior written approval thereof.

                 `Subsidiaries Guarantee': the Second Amended and Restated Subsidiaries Guarantee to be executed and delivered by each Subsidiary Guarantor, substantially in the form of Exhibit E to this Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                 `Subsidiaries Pledge Agreement': the Second Amended and Restated Subsidiaries Pledge Agreement, substantially in the form of Exhibit F to this Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                 `Subsidiary Guarantors': the Subsidiaries of the Parent listed as such on Schedule IV to this Agreement together with any new Subsidiaries which execute a Subsidiaries Guarantee subsequent to the Amendment and Restatement Effective Date.

                 `Term Note': as defined in subsection 2.12 (as renumbered in accordance with the First Amendment)."

                 2. Amendments to Section 2. Section 2 of the Existing Credit Agreement shall be deemed amended by:

                 (a) deleting in its entirety subsection 2.2 thereof and substituting in lieu thereof the following new subsection 2.2:

                 "2.2 Revolving Credit Notes. Each Revolving Credit Borrower shall issue a promissory note to evidence the Revolving Credit Loans made by each Lender to such

         Revolving Credit Borrower, substantially in the form of Exhibit A to this Agreement, with appropriate insertions as to payee, date and principal amount (a "Revolving Credit Note"), payable to the order of such Lender and in a principal amount equal to the lesser of (a) the amount of the initial Revolving Credit Commitment of such Lender and
         (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender to such Revolving Credit Borrower. A Revolving Credit Note and the Obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Revolving Credit Note and the Obligation evidenced thereby in the Register (and each Revolving Credit Note shall expressly so provide). Any assignment or transfer of all or part of an Obligation evidenced by a Revolving Credit Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Revolving Credit Note evidencing such Obligation, accompanied by an Assignment and Acceptance substantially in the form of Exhibit I duly executed by the Assignor thereof, and thereupon one or more new Revolving Credit Notes shall be issued to the designated Assignee and the old Revolving Credit Note shall be returned by the Administrative Agent to the Borrower marked "cancelled." No assignment of a Revolving Credit Note and the Obligation evidenced thereby shall be effective unless it shall have been recorded in the Register by the Administrative Agent as provided in this subsection 2.2. Each Lender is hereby authorized to record the date, Type and amount of each Revolving Credit Loan made by such Lender to a Revolving Credit Borrower, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period and the Eurodollar Rate with respect thereto, on the appropriate schedule annexed to and constituting a part of its Revolving Credit Note (or any continuation thereof), and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. Each Revolving Credit Note shall (x) be dated the Amendment and Restatement Effective Date, (y) be stated to mature on the Termination Date and (z) provide for the payment of interest in accordance with subsection 2.19."

                 (b) adding at the end of the first parenthetical contained in the proviso to subsection 2.3 thereof, after the words, "one Business Day prior to the requested Borrowing Date, otherwise", the following:

                 "(except that notice may be given on the actual date of borrowing for ABR Loans to be borrowed on the Amendment and Restatement Effective Date pursuant to the Second Amendment and Restatement hereof)".

                 (c) adding at the end of paragraph (a) of subsection 2.5 thereof the following:

         "Offers for CAF Advances can be accepted in amounts of $5,000,000 and integral multiples of $1,000,000 in excess thereof, provided that for each CAF Advance Request the total of the offers accepted may amount to no less than $10,000,000."

                 (d)  deleting in its entirety the first sentence of subsection
2.7 thereof and substituting in lieu thereof the following:

                 "2.7 CAF Advance Notes. Each Revolving Credit Borrower shall issue a promissory note to evidence the CAF Advances made by each Lender to such Revolving Credit Borrower, substantially in the form of Exhibit H to this Agreement, with appropriate insertions as to payee, date and principal amount (a " CAF Advance Note"), payable to the order of such Lender and representing the obligation of each Revolving Credit Borrower to pay the lesser of (a) the amount of the Aggregate Revolving Credit Commitment and (b) the unpaid principal amount of all CAF Advances made by such Lender to such Revolving Credit Borrower, with interest on the unpaid principal amount from time to time outstanding of each CAF Advance evidenced thereby as prescribed in subsection 2.6(b)."

                 (e)  deleting in its entirety the third sentence of subsection
2.7 thereof and substituting in lieu thereof the following:

                 "Each CAF Advance Note shall be dated the Amendment and Restatement Effective Date, and each CAF Advance evidenced thereby shall bear interest for the period from and including the Borrowing Date of such CAF Advance on the unpaid principal amount thereof from time to time outstanding at the applicable rate per annum determined as provided in, and such interest shall be payable as specified in, subsection 2.6(b)."

                 (f) deleting in its entirety subsection 2.9 thereof (as renumbered in accordance with the First Amendment) and substituting in lieu thereof the following new subsection 2.9:

                 "2.9 Commitment Fees. The Parent agrees to pay to the Administrative Agent for the account of each Lender a commitment fee
         (a) during the period from the Amendment and Restatement Effective Date to the date on which the financial statements of the Parent and its Subsidiaries are delivered to each Lender pursuant to subsection 6.1(b) with respect to the fiscal quarter of the Parent ending June 30, 1997, computed at the rate of .20% per annum on the Available Revolving Credit Commitments of such Lender on such day or, at any time after such financial statements are required to be delivered by such subsection and are not so delivered, .225% per annum on the Available Revolving Credit Commitments of such Lender and (b) for each day after such delivery to but excluding the Termination Date, the rate per annum set forth in the column labeled "Rate" below opposite the category below which describes the Applicable Level in effect on such day on the Available Revolving Credit Commitments of such Lender on such day:

                             Applicable Level       Rate
                             ----------------       ----
                                  Level 1          .15%
                                  Level 2          .1875%
                                  Level 3          .20%
                                  Level 4          .225%

                 (g) deleting in its entirety subsection 2.11 (as renumbered in accordance with the First Amendment) thereof and substituting in lieu thereof the following:

                 "2.11 Term Loans. Subject to the terms and conditions hereof, each Lender severally agrees to make term loans to the Subsidiary Borrowers on the Amendment and Restatement Effective Date in an aggregate principal amount equal to such Lender's Term Loan Commitment Percentage of the difference of (a) $300,000,000 (a " Term Loan") minus (b) the Term Loans outstanding on the Amendment and Restatement Effective Date after giving effect to subsection 11.19, and in an aggregate principal amount for each Subsidiary Borrower (after giving effect to the Term Loans outstanding on the Amendment and Restatement Effective Date and the Term Loans made on the Amendment and Restatement Effective Date) as follows: (a) $45,000,000, in the case of each of Ormco, Erie and Barnstead, (b) $75,000,000, in the case of Kerr and (c) $90,000,000, in the case of NNI. The Term Loans may from time to time be (i) Eurodollar Loans,
         (ii) ABR Loans or (iii) a combination thereof, as determined by the Parent and notified to the Administrative Agent in accordance with subsections 2.13 and 2.17."

                 (h) deleting in its entirety subsection 2.12 thereof (as renumbered in accordance with the First Amendment) and substituting in lieu thereof the following:

                 "2.12 Term Notes. Each Subsidiary Borrower shall issue a promissory note to evidence the Term Loans made by each Lender to such Subsidiary Borrower, substantially in the form of Exhibit B to this Agreement (a " Term Note"), with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Lender and in a principal amount equal to the lesser of such Lender's Term Loan Commitment Percentage of the amount set forth opposite such Subsidiary Borrower's name on the signature pages hereto and the aggregate amount of the Term Loan (or portions thereof) made by such Lender to such Subsidiary Borrower. A Term Note and the Obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Term Note and the Obligation evidenced thereby in the Register (and each Term Note shall expressly so provide). Any assignment or transfer of all or part of an Obligation evidenced by a Term Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Term Note evidencing such Obligation, accompanied by an Assignment and Acceptance substantially in the form of Exhibit I duly executed by the Assignor thereof, and thereupon one or more new Term Notes shall be issued to the designated Assignee and the old Term Note shall be returned by the Administrative Agent to the Borrower marked "cancelled." No assignment of a Term Note and the Obligation evidenced thereby shall be effective unless it shall have been recorded in the Register by the Administrative Agent as provided in this subsection 2.12. Each Lender is hereby authorized to record the date and amount of each payment or prepayment of principal of its Term Loan made to such Subsidiary Borrower, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the appropriate schedule annexed to and constituting a part of its Term Note (or any continuation thereof), and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The Term Note of each Lender shall (a) be dated the Amendment and Restatement Effective Date, (b) be stated to mature in 21 consecutive quarterly installments, payable on the last day of each October, January, April and July, commencing on July 31, 1997, each of which shall be in an amount equal to such Lender's Term Loan Commitment Percentage of the respective amounts set forth in accordance with the following schedule multiplied by a fraction the numerator of which is equal to (i) $45,000,000 in the case of installments payable by Ormco, Erie or Barnstead, (ii) $75,000,000 in the case of installments payable by Kerr or (iii) $90,000,000 in the case of installments payable by NNI and the denominator of which is equal in each case to $300,000,000.



                          Date                     Principal Amount
                          ----                     ----------------
                          July 31, 1997            $ 8,750,000
                          October 31, 1997         $ 8,750,000
                          January 31, 1998         $ 8,750,000
                          April 30, 1998           $ 8,750,000
                          July 31, 1998            $ 8,750,000
                          October 31, 1998         $ 8,750,000
                          January 31, 1999         $ 8,750,000
                          April 30, 1999           $ 8,750,000
                          July 31, 1999            $10,000,000
                          October 31, 1999         $10,000,000
                          January 31, 2000         $10,000,000
                          April 30, 2000           $10,000,000
                          July 31, 2000            $12,500,000
                          October 31, 2000         $12,500,000
                          January 31, 2001         $12,500,000
                          April 30, 2001           $12,500,000
                          July 31, 2001            $16,250,000
                          October 31, 2001         $16,250,000
                          January 31, 2002         $16,250,000
                          April 30, 2002           $16,250,000
                          July 31, 2002            $75,000,000

         and (c) provide for the payment of interest in accordance with subsection 2.19."

                 (i) deleting in its entirety paragraph (c) of subsection 2.15 thereof (as renumbered in accordance with the First Amendment) and substituting in lieu thereof the following:

                 "(c)  Any prepayment required by the terms of this subsection
         2.15 shall be applied first to the reduction of the Term Loans in accordance with the following sentence until such Term Loans shall have been satisfied in full and second to the permanent reduction of the Aggregate Revolving Credit Commitment. Prepayments of the Term Loans pursuant to this subsection 2.15 shall be applied equally between (i) the outstanding installments of principal scheduled to be paid pursuant to subsection 2.12 immediately succeeding the date of such prepayment and (ii) the last outstanding scheduled installments of principal pursuant to subsection 2.12. Amounts prepaid on account of the Term Loans may not be reborrowed."

                 (j) deleting the reference to "$5,000,000" in the first sentence of paragraph (a) of subsection 2.16 thereof (as renumbered in accordance with the First Amendment) and substituting in lieu thereof a reference to "$15,000,000."

                 (k) deleting in its entirety paragraph (b) of subsection 2.16 thereof (as renumbered in accordance with the First Amendment) and substituting in lieu thereof the following new paragraph (b):

                 "(b) The Parent shall issue a promissory note to evidence the Swing Line Loans made by Chase to the Parent, substantially in the form of Exhibit C to this Agreement (the " Swing Line Note"), payable to the order of Chase and representing the obligation of the Parent to pay the unpaid principal amount of the Swing Line Loans made to the Parent, with interest thereon as prescribed in subsection 2.19. Chase is hereby authorized to record the Borrowing Date, the amount of each Swing Line Loan made to the Parent and the date and amount of each payment or prepayment of principal thereof, on the appropriate schedule annexed to and constituting a part of the Swing Line Note (or any continuation thereof) and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The Swing Line Note shall (a) be dated the Amendment and Restatement Effective Date, (b) be stated to mature on the Termination Date and
         (c) bear interest for the period from the date thereof to the Termination Date on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, subsection 2.19."

                 (l) deleting in its entirety paragraph (a) of subsection 2.25 thereof (as renumbered in accordance with the First Amendment) and substituting in lieu thereof the following new paragraph (a):

                 "(a) All payments made by the Borrowers under this Agreement and the Notes to any Lender not organized under the laws of the United States of America or any state thereof (a " Foreign Lender") shall be made free and clear of, and without deduction or withholding for or on account of, any future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any United States Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Foreign Lender as a result of a present or former connection between the Administrative Agent or such Foreign Lender and the jurisdiction of the United States Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Foreign Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings (" Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any such Foreign Lender hereunder or under the Notes, the amounts so payable to the Administrative Agent or such Foreign Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Foreign Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes, provided, however, that the Borrowers shall not be required to increase any such amounts payable to any Foreign Lender if such Foreign Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrowers, as promptly as possible thereafter the Parent shall send to the Administrative Agent for its own account or for the account of such Foreign Lender, as the case may be, a certified copy of an original official receipt received by the relevant Borrower showing payment thereof. If any Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrowers shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder for a period of one year."

                 3. Amendments to Section 4. Section 4 of the Existing Credit Agreement shall be deemed amended by:

                          (a)  deleting in its entirety subsection 4.1 thereof
and substituting in lieu thereof the following:

                 "4.1 Financial Condition. (a) The consolidated balance sheets of the Parent and its consolidated Subsidiaries as at September 30, 1995 and September 30, 1996 and the related consolidated statements of income and of cash flows for the fiscal year ended on each such date, reported on by KPMG Peat Marwick, copies of which have heretofore been furnished to each Lender, are complete and present fairly in all material respects the consolidated financial condition of the Parent and its consolidated Subsidiaries as at each such date, and the consolidated results of their operations and their consolidated cash flows for the relevant fiscal year then ended. The unaudited consolidated balance sheet of the Parent and its consolidated Subsidiaries as at December 31, 1996 and the related unaudited consolidated statements of income and of cash flows for the three-month period ended on such December date, certified in each case by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and present fairly in all material respects the consolidated financial condition of the Parent and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the three month period then ended (subject in each case to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP (provided that interim statements may be condensed and exclude footnotes) applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither the Parent nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. During the period from December 31, 1996 to and including the date hereof there has been no sale, transfer or other disposition by the Parent or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property other than the Remel Acquisition (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Parent and its consolidated Subsidiaries at December 31, 1996.

                          (b) The unaudited pro forma consolidated balance sheet of the Parent and its Subsidiaries as at December 31, 1996, a copy of which has been furnished to each Lender, has been prepared from the unaudited consolidated balance sheet of the Parent and its Subsidiaries as of December 31, 1996, and presents fairly in all material respects what the consolidated financial position of the Parent and its Subsidiaries would have been as at December 31, 1996 after giving effect to the consummation of the Remel Acquisition and the incurrence of the Loans on the Amendment and Restatement Effective Date. Such pro forma balance sheet presents fairly on a pro forma basis the consolidated financial condition of the Parent and its Subsidiaries as at such date assuming that the events specified in the preceding sentence had occurred on that date."

                          (c)  deleting in its entirety subsection 4.2 thereof
and substituting in lieu thereof the following:

                 "4.2 No Change. Since September 30, 1996 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect."

                          (d)  adding before the period at the end of
subsection 4.6 thereof the following:

                 ", except as set forth on Schedule 4.6".

                          (e)  deleting in its entirety subsection 4.16 thereof
and substituting in lieu thereof the following:

                 "4.16 Purpose of Loans. (i) The proceeds of the Term Loans shall be used to finance the general corporate purposes of the Parent and its Subsidiaries, including acquisitions (including the Remel Acquisition) permitted hereunder and to refinance existing indebtedness (as set forth on Schedule 4.16 to this Agreement) and to pay fees and other expenses related thereto and (ii) the proceeds of the Revolving Credit Loans, the Swing Line Loans and the CAF Advances shall be used to finance the working capital needs of the Parent and its Subsidiaries and for general corporate purposes, including acquisitions (including the Remel Acquisition) permitted hereunder; provided that no more than $160,000,000 (subject to any post-closing purchase price adjustments in accordance with the Acquisition Documents) of the proceeds of the Loans may be used to finance the Remel Acquisition."

                          (f)  deleting in its entirety subsection 4.23 thereof
and substituting in lieu thereof the following:

                 "4.23 Remel Acquisition. The representations and warranties contained in the Acquisition Documentation of Remel, and, to the best of the Parent's knowledge, of the other parties to the Acquisition Documentation, are true and correct in all material respects as of the Amendment and Restatement Effective Date. On the Amendment and Restatement Effective Date, the Remel Acquisition will have been consummated in accordance with the Acquisition Documentation without any material waiver or other material modification thereof other than any such waiver or modification that has been approved by the Majority Lenders."

                          (g)  adding thereto the following new subsection 4.25:

                 "4.25 Representations and Warranties on Amendment and Restatement Effective Date. The representations and warranties made by the Parent and the other Loan Parties in subsections 4.1 through
         4.24 are true and correct in all material respects on and as of the Amendment and Restatement Effective Date, as if made on and as of the Amendment and Restatement Effective Date, except to the extent such representations and warranties expressly relate to an earlier date."

                 4. Amendments to Section 5. Section 5 of the Existing Credit Agreement shall be deemed amended by adding thereto the following new subsection 5.3:

                 "5.3 Conditions to Amendment and Restatement Effective Date. The Amendment and Restatement Effective Date shall be the date of satisfaction of the following conditions precedent:

                          (a) Loan Documents.  The Administrative Agent shall
                 have received (i) this Agreement, executed and delivered by a duly authorized officer of the Parent and each Subsidiary Borrower, with a counterpart or a conformed copy for each Lender, (ii) for the account of each Lender, in exchange for any Term Loan Note previously issued to such Lender, a Term Note conforming to the requirements hereof and executed by a duly authorized officer of each Subsidiary Borrower, (iii) for the account of each Lender, in exchange for any Revolving Credit Note previously issued to such Lender, a Revolving Credit Note conforming to the requirements hereof and executed by a duly authorized officer of each Revolving Credit Borrower, (iv) for the account of each Lender, in exchange for any CAF Advance Note previously issued to such Lender, a CAF Advance Note conforming to the requirements hereof and executed by a duly authorized officer of each Revolving Credit Borrower, (v) for the account of Chase, in exchange for any Swing Line Note previously issued to Chase, a Swing Line Note conforming to the requirements hereof and executed by a duly authorized officer of the Parent, (vi) each of the Pledge Agreements, each executed and delivered by a duly authorized officer of the Loan Party or Loan Parties, as the case may be, party thereto, with a counterpart or a conformed copy for each Lender and (vii) the Subsidiaries Guarantee, executed and delivered by a duly authorized officer of each of the Loan Parties thereto, with a counterpart or a conformed copy for each Lender.

                          (b) Other Agreements. The Administrative Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by the Parent, of the Acquisition Documentation and, if reasonably requested by the Administrative Agent, such other material documents or instruments to which the Parent or any of its Subsidiaries may be a party.

                          (c) Corporate Documents. The Administrative Agent shall have received true and complete copies of the certificate of incorporation and by-laws of each new Subsidiary acquired since the closing date for the Existing Credit Agreement, certified as of the Amendment and Restatement Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Subsidiary.

                          (d) Resolutions. The Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each of the Parent, the Subsidiary Borrowers and each new Subsidiary formed or acquired since the closing date for the Existing Credit Agreement (but excluding any Subsidiary acquired before July 9, 1996 provided that such Subsidiary has previously delivered resolutions that comply with the requirements of this sentence) authorizing the execution, delivery and performance of this Agreement, and, in the case of the new Subsidiaries, the Loan Documents to be entered into on the Amendment and Restatement Effective Date, certified by the Secretary or an Assistant Secretary of such party as of the Amendment and Restatement Effective Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

                          (e) Incumbency Certificate. The Administrative Agent shall have received, to the extent that it has not theretofore received, a certificate of the Secretary or Assistant Secretary of each of the Parent, the Subsidiary Borrowers and each new Subsidiary formed or acquired since July 9, 1996, dated the Amendment and Restatement Effective Date, as to the incumbency and signature of each of the officers signing this Agreement, and, in the case of the new Subsidiaries, the Loan Documents to be entered into on the Amendment and Restatement Effective Date, and any other instrument or document delivered by such party in connection herewith, together with evidence of the incumbency of such Secretary or Assistant Secretary.

                          (f) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received the stock certificates representing the shares (or other indicia of ownership interests to the extent applicable) pledged pursuant to each of the Pledge Agreements, together with, if applicable, an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and the notes pledged pursuant to each of the Pledge Agreements, each endorsed in blank by a duly authorized officer of the pledgor thereof.

                          (g) Acknowledgement and Consent. The Administrative Agent shall have received from each issuer referred to in the Pledge Agreements an executed acknowledgement and consent which in each case shall be substantially in the form of Annex I to each Pledge Agreement.

                          (h) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, written legal opinions of counsel to each of the Parent, the Subsidiary Borrowers and each material Subsidiary executing a security document since the closing date of the Existing Credit Agreement, dated the Amendment and Restatement Effective Date and addressed to the Administrative Agent and the Lenders, substantially in the form of the opinions of counsel rendered on the closing date for the Existing Credit Agreement and on July 9, 1996 with changes therein to reflect that such opinion is in respect of this Agreement and the amended Loan Documents.

                          (i) Fees. The Administrative Agent and the Lenders shall have received all fees and expenses due from the Loan Parties.

                          (j) Pay Proceeds Letter. The Administrative Agent shall have received a letter from the Parent containing wire transfer instructions relating to the funds to be made available to the Borrowers on the Amendment and Restatement Effective Date.

                          (k) Remel Acquisition. All conditions precedent to the execution and delivery of the Acquisition Documentation shall have been satisfied (or, with the prior written consent of the Administrative Agent, waived) and the Remel Acquisition shall have been consummated in accordance with the terms of the Acquisition Documentation.

                          (l) Good Standing Certificates. The Administrative Agent shall have received a certificate from the Secretary of State, or other appropriate authority of such jurisdiction, evidencing the good standing (or similar concept under applicable law) of each of the Borrowers and each new Subsidiary formed or acquired since July 9, 1996 (other than any Subsidiaries organized under the laws of a jurisdiction in which the concept of "good standing" is inapplicable) in the jurisdiction of its incorporation or organization and each jurisdiction in which a failure to so qualify could reasonably be expected to have a Material Adverse Effect.

                          (m)  Financial Statements of Remel.  The
                 Administrative Agent and each Lender shall have received, and be satisfied with, a copy of the audited consolidated balance sheet of Remel as at December 31, 1996 and the related audited consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year.

                          (n) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request."

                 5. Amendments to Section 6. Section 6 of the Existing Credit Agreement shall be deemed amended by:

                 (a) deleting the word "and" at the end of paragraph (e) of subsection 6.2 thereof;

                 (b) deleting the entirety of paragraph (f) of subsection 6.2 thereof and substituting in lieu thereof the following:

                          "(f)  concurrently with the delivery of the financial
                 statements referred to in subsections 6.1(a) and 6.1(b)(i),
                 (i) a presentation, in reasonable detail, of the financial data relied upon in arriving at any figure for cost reductions assumed in the calculation of the Leverage Ratio and (ii) a certificate of a Responsible Officer of the Parent stating that such officer reasonably believes that any such cost reductions (as certified pursuant to subsection 6.2(d)) are related to the applicable acquisition and are immediately realizable as of the date of such acquisition and that such officer has no reason to believe such cost reductions are incorrect in any material respect; and

                          (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request."

                 (c) deleting all references to "$1,000,000" contained in subsection 6.7(c) thereof and substituting in lieu thereof references to "$2,000,000".

                 (d) deleting the reference in subsection 6.9(a) thereof to the "Closing Date" and substituting in lieu thereof a reference to the "Amendment and Restatement Effective Date".

                 (e) inserting in subsection 6.9(a), after the words, "becomes a Subsidiary of the Parent after the Closing Date", the following parenthetical:

                 "(except LMD Laboratories, Inc., an indirect subsidiary of Erie with tangible assets of less than $1,000,000 and total assets of less than $2,000,000, and Lab Acquisition Co., a direct subsidiary of Barnstead having no assets)".

                 6. Amendments to Section 7. Section 7 of the Existing Credit Agreement shall be deemed amended by:

                 (a) deleting paragraph (c) of subsection 7.1 thereof in its entirety and substituting in lieu thereof the following:

                          "(c) Leverage Ratio.  Permit the Leverage Ratio for
                 any period of four consecutive fiscal quarters ending during any period set forth below to be greater than the ratio set forth opposite such period below:

                                         "Date                         Ratio
                                          ----                         -----
                                 Amendment and Restatement
                                     Effective Date - 9/29/98           3.75
                                 9/30/98 - 9/29/99                      3.25
                                 9/30/99 - 9/29/00                      2.75
                                 9/30/00 - thereafter                   2.50."

                 (b) deleting in its entirety paragraph (c) of subsection 7.2 thereof and substituting in lieu thereof the following:

                          "(c)  Interest Rate Agreements and foreign exchange
                 contracts not to exceed an aggregate notional amount of $500,000,000 entered into for non-speculative purposes or entered into in the ordinary course of business;

                 provided that a Lender shall be an account party to each such Interest Rate Agreement or foreign exchange contract;"

                 (c) adding the following paragraph (h) to subsection 7.2 thereof and relettering the current paragraph (h) as paragraph (i):

                          "(h)  any additional Subordinated Indebtedness
                 permitted under subsections 7.1(b) and (c) hereof; provided that 100% of the Net Proceeds of such Subordinated Indebtedness are applied to prepay the Loans, reduce the Aggregate Revolving Credit Commitment and/or cash collateralize the outstanding Letters of Credit in accordance with subsection 2.15; and"

                 (d) deleting the reference to "$10,000,000" contained in subsection 7.7 thereof and substituting in lieu thereof a reference to "$20,000,000".

                 (e)  deleting in its entirety subsection 7.9 thereof.

                 (f) deleting the word "and" at the end of paragraph (g) of subsection 7.10 thereof.

                 (g) deleting in its entirety paragraph (h) of subsection 7.10 thereof and substituting in lieu thereof the following:

                          "(h)  investments in Interest Rate Agreements and
                 foreign exchange contracts not to exceed an aggregate notional amount of $500,000,000 entered into for non-speculative purposes, provided that a Lender shall be an account party to each such Interest Rate Agreement or foreign exchange contract; and"

                 (h) adding the following as paragraph (i) of subsection 7.10 thereof:

                          "(i)  loans in an aggregate principal amount not to
                 exceed $500,000 individually and $2,500,000 in the aggregate at any time outstanding with terms not to exceed ninety (90) days, which terms may not be extended or refinanced beyond the original maturity thereof."

                 7. Amendments to Section 11. Section 11 of the Existing Credit Agreement shall be deemed amended by:

                 (a) adding at the end of the first sentence of paragraph (d) of subsection 11.6 thereof the following:

         "and the registered owners of the Obligation(s) evidenced by the Note(s). Notes and the Obligations evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer on the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of such Obligation(s) and the Note(s) evidencing the same shall be registered on the

         Register only upon surrender for registration of assignment or transfer of the Note(s) evidencing such Obligation(s), duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the holder thereof, and thereupon one or more new Note(s) in the same aggregate principal amount shall be issued to the designated Assignee(s) and the old Note(s) shall be returned by the Administrative Agent to the applicable Borrower marked "cancelled". No assignment of any Note or obligations shall be effective unless it has been recorded in the Register as provided in this subsection 11.6(d)".

                          (ii) by deleting in its entirety subsection 11.7 thereof.

                          (iii)  by renumbering subsection 11.8 as subsection
                 11.7.


                         SUBSECTIONS 11.8 THROUGH 11.19

                 11.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Parent and the Administrative Agent.

                 11.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 11.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Parent, the Subsidiary Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                 11.11 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                 11.12 Submission To Jurisdiction; Waivers. Each of the Borrowers hereby irrevocably and unconditionally:

                 (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                 (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                 (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower at its address set forth in subsection 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                 (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                 (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                 11.13 Effect of Amendment and Restatement of the Existing Credit Agreement. On the Amendment and Restatement Effective Date, the Existing Credit Agreement shall be amended, restated and superseded in its entirety. The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents executed and delivered in connection herewith do not constitute a novation, payment and reborrowing, or termination of the "Obligations" (as defined in the Existing Credit Agreement) under the Existing Credit Agreement as in effect prior to the Amendment and Restatement Effective Date; (b) such "Obligations" are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement; and (c) the Liens and security interests as granted under the Security Documents securing payment of such "Obligations" are in all respects continuing and in full force and effect and secure the payment of the Obligations.

                 11.14 Acknowledgements. Each Borrower hereby acknowledges that:

                 (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes and the other Loan Documents;

                 (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the

         Administrative Agent and the Lenders, on one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

                 (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

                 11.15 WAIVERS OF JURY TRIAL. THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                 11.16 Parent as Agent of Subsidiary Borrowers. Each Subsidiary Borrower hereby irrevocably authorizes the Parent to file and receive all notices, requests and demands for such Subsidiary Borrower as set forth in this Agreement and as otherwise contemplated hereby and ratifies the prepayment allocations referred to in subsection 2.15(e) and acknowledges that each such specification by the Parent is being undertaken pursuant to specific instructions by such Subsidiary Borrower to the Parent.

                 11.17 Confidentiality. Each Lender agrees to keep the information obtained by it pursuant hereto and the other Loan Documents identified as confidential in writing at the time of delivery to such Lender confidential in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's directors, employees, representatives, attorneys, accountants, agents or Affiliates who are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source or such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law, regulation, subpoena or judicial order or process (provided that notice of such requirement or order shall be promptly furnished to the Parent unless such notice is legally prohibited) or requested or required by bank regulators or auditors or any administrative body or commission to whose jurisdiction such Lender may be subject, (d) to Transferees or potential Transferees who agree to be bound by the provisions of this subsection 11.17, (e) to the extent required in connection with any litigation between the Borrowers and any Lender with respect to the Loans or this Agreement or any other Loan Document, (f) to the Administrative Agent or any other Lender, (g) in connection with the exercise of any remedy hereunder or under the other Loan Documents or (h) with the Parent's prior written consent. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

                 11.18 Schedules and Exhibits. Schedules I through 7.4(e) of the Existing Credit Agreement are hereby deleted and replaced in their entirety by Schedules I through 7.4(e) hereto and Schedules 4.6 and 4.16 are added hereto. Exhibits A-1 through M-2 of the Existing Credit Agreement are hereby deleted in their entirety and are hereby replaced by

Exhibits A through I hereto and this Agreement shall be deemed modified to reflect such revised Exhibit lettering.

                 11.20 Non-Extending Lenders. The Commitment of each Lender under (and as defined in) the Existing Credit Agreement which after the Amendment and Restatement Effective Date no longer holds a Commitment (a "Non-Extending Lender") will terminate on the Amendment and Restatement Effective Date upon repayment in full of all amounts owing to it under the Existing Credit Agreement on the Amendment and Restatement Effective Date. The modifications effected by this Agreement are being approved by Lenders holding 100% of the Commitments after giving effect to termination of the Commitments of the Non-Extending Lenders on the Amendment and Restatement Effective Date.

                 11.21 Name Changes. References in the Existing Credit Agreement (a) to Chemical Bank and Chemical Securities Inc. shall be deemed to be references to The Chase Manhattan Bank and Chase Securities Inc., respectively and (b) to Nalge shall be deemed to be references to NNI.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                      SYBRON INTERNATIONAL CORPORATION


                                      By: /s/ John J. Buono
                                          --------------------------------------
                                           Title:  Assistant Treasurer



                                      ORMCO CORPORATION


                                      By: /s/ John J. Buono
                                          --------------------------------------
                                           Title:  Assistant Treasurer



                                      KERR CORPORATION


                                      By: /s/ John J. Buono
                                          --------------------------------------
                                           Title:  Assistant Treasurer



                                      NALGE NUNC INTERNATIONAL CORPORATION


                                      By: /s/ John J. Buono
                                          --------------------------------------
                                           Title:  Assistant Treasurer



                                      ERIE SCIENTIFIC COMPANY


                                      By: /s/ John J. Buono
                                          --------------------------------------
                                           Title:  Assistant Treasurer

                                      BARNSTEAD THERMOLYNE CORPORATION


                                      By: /s/ John J. Buono
                                          --------------------------------------
                                           Title:  Assistant Treasurer



                                      THE CHASE MANHATTAN BANK, as
                                        Administrative Agent and as a Lender


                                      By: /s/ Mary E. Gherty
                                          --------------------------------------
                                           Title:  Managing Director



                                      ABN AMRO BANK N.V., CHICAGO BRANCH


                                      By: /s/ Nancy L. Capecci
                                          --------------------------------------
                                           Title:  Assistant Vice President


                                      By: /s/ Douglas R. Elliot
                                          --------------------------------------
                                           Title:  Vice President



                                      BANK OF AMERICA ILLINOIS


                                      By: /s/ M. H. Claggett
                                          --------------------------------------
                                           Title:  Vice President



                                      BANK OF MONTREAL


                                      By: /s/ Irene M. Geller
                                          --------------------------------------
                                           Title:  Director

                                      BANK ONE, COLUMBUS, NA


                                      By: /s/ Douglas H. Klamfoth
                                          --------------------------------------
                                           Title:  Vice President



                                      THE BANK OF NOVA SCOTIA


                                      By: /s/ F. C. H. Ashby
                                          --------------------------------------
                                           Title:  Senior Managed Loan
                                                    Operations



                                      BANK OF SCOTLAND


                                      By: /s/ Annie Chin Tat
                                          --------------------------------------
                                           Title:  Assistant Vice President



                                      BANQUE FRANCAISE DU COMMERCE
                                      EXTERIEUR


                                      By: /s/ Brian J. Cumberland
                                          --------------------------------------
                                           Title:  Assistant Treasurer


                                      By: /s/ Frederick K. Kammler
                                          --------------------------------------
                                           Title:  Vice President

                                      BANQUE PARIBAS


                                      By: /s/ Karen E. Coons
                                          --------------------------------------
                                           Title:  Vice President


                                      By: /s/ Nicholas C. Mast
                                          --------------------------------------
                                           Title:  Vice President



                                      CAISSE NATIONALE DE CREDIT AGRICOLE


                                      By: /s/ David Bouhl
                                          --------------------------------------
                                           Title:  Head of Corporate Banking
                                                   Chicago



                                      COMERICA BANK


                                      By: /s/ Harve Light
                                          --------------------------------------
                                           Title:  Assistant Vice President



                                      CREDIT LYONNAIS CHICAGO BRANCH


                                      By: /s/ Mary Ann Klemm
                                          --------------------------------------
                                           Title:  Vice President and Group Head



                                      DG BANK, DEUTSCHE GENOSSENSCHAFTSBANK
                                        CAYMAN ISLAND BRANCH


                                      By: /s/ Norah E. McCann
                                          --------------------------------------
                                           Title:  Senior Vice President

                                      By: /s/ Karen Brinkman
                                          --------------------------------------
                                           Title:  Vice President



                                      FIRST BANK NATIONAL ASSOCIATION


                                      By: /s/ Mark R. Olmon
                                          --------------------------------------
                                           Title:  Vice President



                                      FLEET NATIONAL BANK


                                      By: /s/ Robert C. Robino
                                          --------------------------------------
                                           Title:  Vice President



                                      THE FUJI BANK, LIMITED


                                      By: /s/ Peter L. Chinnici
                                          --------------------------------------
                                           Title:  Joint General Manager



                                      THE LONG-TERM CREDIT BANK OF JAPAN,
                                       LTD. CHICAGO BRANCH


                                      By: /s/ Armand J. Schoen Jr.
                                          --------------------------------------
                                           Title:  Vice President & Deputy
                                                   General Manager



                                      MELLON BANK, N.A.


                                      By: /s/ Jeffrey M. Anderson
                                          --------------------------------------
                                           Title:  Vice President

                                      THE BANK OF TOKYO-MITSUBISHI, Ltd.,
                                       CHICAGO BRANCH


                                      By: /s/ Hajime Watanabe
                                          --------------------------------------
                                           Title:  Deputy General Manager



                                      THE MITSUBISHI TRUST AND BANKING
                                      CORPORATION


                                      By: /s/ Patricia Loret de Mole
                                          --------------------------------------
                                             Title:  Senior Vice President



                                      THE FIRST NATIONAL BANK OF CHICAGO


                                      By: /s/ Jerry J. Kane
                                          --------------------------------------
                                           Title:  Senior Vice President



                                      THE SAKURA BANK, LIMITED


                                      By: /s/ Shunji Sakurai
                                          --------------------------------------
                                           Title:  Joint General Manager



                                      SOCIETE GENERALE


                                      By: /s/ Susan C. Hummel
                                          --------------------------------------
                                           Title:  Assistant Vice President


                                      By: /s/ Joseph Philbin
                                          --------------------------------------
                                           Title:  Vice President

                                      THE SUMITOMO BANK, LTD., CHICAGO
                                      BRANCH


                                      By: /s/ John H. Kemper
                                          --------------------------------------
                                           Title:  Senior Vice President



                                      THE BANK OF NEW YORK


                                      By: /s/ Mark T. Famile
                                          --------------------------------------
                                           Title:  Assistant Vice President



                                      SANWA BANK LTD. (CHICAGO)


                                      By: /s/ Joseph P. Howard
                                          --------------------------------------
                                           Title:  Vice President



                                      BANQUE NATIONALE DE PARIS


                                      By: /s/ Jo Ellen Bender
                                          --------------------------------------
                                           Title:  Vice President & Manager



                                      BHF BANK AKTIENGESELLSCHAFT
                                      GRAND CAYMAN BRANCH


                                      By: /s/ John Sykes
                                          --------------------------------------
                                           Title:  Assistant Vice President


                                      By: /s/ Thomas J. Scifo
                                          --------------------------------------
                                           Title:  Assistant Vice President

                                      FIRST UNION NATIONAL BANK OF NORTH
                                      CAROLINA


                                      By: /s/ Tom Cambern
                                          --------------------------------------
                                           Title:  Vice President



                                      FIRSTAR BANK MILWAUKEE, N.A.


                                      By: /s/ James A. Meyer
                                          --------------------------------------
                                           Title:  Vice President



                                      THE INDUSTRIAL BANK OF JAPAN,
                                      LIMITED CHICAGO BRANCH


                                      By: /s/ Hiroaki Nakamura
                                          --------------------------------------
                                           Title:  Joint General Manager



                                      BANCA COMMERCIALE ITALIANA
                                      (CHICAGO)


                                      By: /s/ Julian M. Teodori
                                          --------------------------------------
                                           Title:  Senior Vice President &
                                                    Branch Manager


                                      By: /s/ Diana R. Lamb
                                          --------------------------------------
                                           Title:  Vice President



                                      YASUDA TRUST & BANKING COMPANY,
                                      LIMITED (CHICAGO)


                                      By: /s/ Joseph C. Meek
                                          --------------------------------------
                                          Title: